Exhibit 99.1

Existing Warrants Exercised for Lexaria

Kelowna, BC / April 27, 2017 / Lexaria Bioscience Corp (OTCQB:LXRP) (CSE:LXX) (the “Company” or “Lexaria”) announces it has received US$242,047.50 from the exercise of warrants previously granted. The stock warrants were exercised at prices of US$0.2273, US$0.14, and US$0.31 for a total of 1,075,000 common shares being issued. All warrants are being exercised by third parties who are neither officers nor directors of the Company.

Following issuance of these common shares, Lexaria will have 62,080,759 common shares issued and outstanding. No commissions or placement fees have been paid related to the funds received from this warrant exercise. Proceeds will be used for general corporate purposes. Lexaria extends its thanks to its loyal shareholders for their continued support.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Lexaria

Lexaria Bioscience Corp is a food biosciences company with a proprietary technology for improved delivery of bioactive compounds. The Company’s lipophilic enhancement technology has been shown to enhance the bioavailability of orally ingested cannabinoids, while also improving taste. This technology promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company’s technology is patent-protected for cannabidiol (CBD) and all other non-psychoactive cannabinoids, and patent-pending for Tetrahydrocannabinol (THC), other psychoactive cannabinoids, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. www.lexariabioscience.com

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria Energy Foods and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.